Exhibit 99.3

STOCK ORDER FORM	For Internal Use Only
BATCH # ORDER # CATEGORY # REC’D O C

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) -	ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on ______, 2014. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Madison Bank of Maryland’s main office located at 1920 Rock Spring Road, Forest Hill, Maryland. Hand delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to our other Madison Bank of Maryland branch offices. Do not mail Stock Order Forms to Madison Bank of Maryland. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1)	NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE	(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL
The undersigned authorizes withdrawal from the Madison Bank of Maryland deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Madison Bank of Maryland and accounts with check-writing privileges may NOT be listed for direct withdrawal below.
X $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER		For Internal Use Only	Madison Bank of Maryland Deposit Account Number	Withdrawal Amount(s)
Enclosed is a personal check, bank check or money order made payable to MB Bancorp, Inc. in the amount of:	$ .00			$ .00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Madison Bank of Maryland line of credit checks may not be remitted as payment.				$ .00
			Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
(5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING
If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

a. ☐  Depositors of Madison Bank of Maryland with aggregate balances of at least $50 as of the close of business on June 30, 2013.

b. ☐  Depositors of Madison Bank of Maryland with aggregate balances of at least $50 as of the close of business on         , 2014.

	Deposit or Loan Account Title (Name(s) on Account)	Madison Bank of Maryland Account Number

c. ☐ Depositors not eligible above and borrowers of Madison Bank of Maryland as of the close of business on , 2014

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d. ☐  You are a resident of Baltimore or Harford counties, Maryland.

e. ☐  You are placing an order in the Community Offering, but (d) above does not apply.

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
(6) MANAGEMENT Check if you are a MB Bancorp, Inc. or Madison Bank of Maryland: ☐ Director ☐ Officer ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐   Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐  Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.
☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act (for reporting SSN, use minor’s)				FOR TRUSTEE/BROKER USE ONLY:
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated ☐ Other				☐ IRA (SSN of Beneficial Owner) - -
First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on , 2014, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
Æ ORDER NOT VALID UNLESS SIGNED Å

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

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STOCK ORDER FORM – SIDE 2

(8)	ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	a corporation or organization other than MB Bancorp, Inc. or Madison Bank of Maryland or a majority-owned subsidiary of these entities, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2)	any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary, and
(3)	any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of MB Bancorp, Inc. or Madison Bank of Maryland or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. Our directors are not treated as acting in concert with each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by MB Bancorp, Inc., this Stock Order Form may not be modified or canceled without MB Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $500,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and the Prospectus dated          , 2014.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of MB Bancorp, Inc., I received the Prospectus dated          , 2014, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by MB Bancorp, Inc. in the “Risk Factors” section, beginning on page      . Risks include, but are not limited to the following:

1.	If our non-performing assets increase, or do not decrease, our earnings will continue to be adversely affected.
2.	We have had losses or nominal income in recent periods. If we cannot increase our income to competitive levels, our stock price may be adversely affected.
3.	Our business may be adversely affected by credit risk associated with residential property.
4.	If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease.
5.	If our foreclosed real estate is not properly valued or if our reserves are insufficient, our earnings could be reduced.
6.	We may not be able to increase our profitability by implementing our business strategies.
7.	Our strategies to modify our interest rate risk profile may be difficult to implement.
8.	We have medium-term advances from the Federal Home Loan Bank of Atlanta that carry high interest rates that increase our cost of funds.
9.	If we are unable to improve our asset quality and earnings, we may be subject to regulatory actions that could limit our business or operations.
10.	Adverse conditions in the local economy or real estate market could hurt our profits.
11.	A return of recessionary conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.
12.	Changing interest rates may decrease our earnings and asset values.
13.	Historically low interest rates may adversely affect our net interest income and profitability.
14.	We are subject to certain risks in connection with our use of technology.
15.	Additional expenses following the offering will adversely affect our profitability.
16.	If we resume commercial real estate lending in the future, we may be exposed to increased lending risks and expenses.
17.	If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security through a charge to earnings.
18.	If in the future we determined to buy nonagency mortgage-backed securities, we would be exposed to increased risk of losses related to our investment portfolio.
19.	Strong competition within our primary market area could negatively impact our profits and slow growth.
20.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.
21.	As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act and recent rulemaking, we will become subject to more stringent capital requirements.
22.	We may face increased compliance costs and uncertainty in residential mortgage lending as a result of the adoption of consumer protection regulations by the Consumer Financial Protection Bureau.
23.	Our stock price may decline when trading commences.
24.	You may not receive dividends on our common stock.
25.	We may sell up to 2,380,500 shares of stock in the offering without providing you with an opportunity to change or cancel your order.
26.	There likely will be a limited market for our common stock, which may adversely affect our stock price.
27.	You may not be able to sell your shares of common stock until you have received certificates, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
28.	The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock.
29.	Additional expenses following the offering from the implementation of new equity benefit plans will adversely affect our profitability.
30.	Our ability to realize our deferred tax asset and deduct certain future losses could be limited.
31.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.
32.	A significant percentage of our common stock will be held by our directors and executive officers and benefit plans.
33.	Issuance of shares for benefit programs may dilute your ownership interest.
34.	We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.
35.	The articles of incorporation and bylaws of MB Bancorp and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of MB Bancorp.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

Å See Front of Stock Order Form

MB BANCORP, INC.

STOCK INFORMATION CENTER: (877)       -

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 30,000 shares ($300,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to MB Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at      % per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Madison Bank of Maryland line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Madison Bank of Maryland deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Madison Bank of Maryland certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Madison Bank of Maryland IRA or other retirement accounts. For guidance on using retirement funds, whether held at Madison Bank of Maryland or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the____________________ , 2014 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Madison Bank of Maryland deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Madison Bank of Maryland deposit and/or applicable loan account numbers that the subscriber(s) had ownership in as of ___________, 2014. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Madison Bank of Maryland or MB Bancorp, Inc. director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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MB BANCORP, INC.

STOCK INFORMATION CENTER: (877)       -

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Madison Bank of Maryland as of the close of business on June 30, 2013,              , 2014 or               , 2014 or a loan as of the close of business on               , 2014.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Madison Bank of Maryland as of the close of business on June 30, 2013,           , 2014 or           , 2014 or a loan as of the close of business on               , 2014.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Madison Bank of Maryland as of the close of business on June 30, 2013,              , 2014 or              , 2014.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MD Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MD (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Madison Bank of Maryland as of the close of business on June 30, 2013,                    , 2014 or                  , 2014 or a loan as of the close of business on              , 2014.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Madison Bank of Maryland as of the close of business on June 30, 2013,              , 2014 or              , 2014 or a loan as of the close of business on              , 2014.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Madison Bank of Maryland as of the close of business on June 30, 2013,              , 2014 or              , 2014 or a loan as of the close of business on              , 2014.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on              , 2014. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Madison Bank of Maryland’s main office located at 1920 Rock Spring Road, Forest Hill, Maryland. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Madison Bank of Maryland branch offices. Please do not mail Stock Order Forms to Madison Bank of Maryland. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877)     -         , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.